Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert F. Mangano and Stephen J. Gilhooly, or either of them, as their attorney-in-fact, with power of substitution, to execute for and on behalf of the undersigned this Registration Statement on Form S-8 and any and all amendments (whether pre- or post-effective) or supplements to this Registration Statement and all related documents and instruments, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to this attorney-in-fact, or his substitute or substitutes, full power and authority to take such action as he deems advisable or necessary to carry out the intent of this Power of Attorney and hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated effective as of May 29, 2015.

Signature	Capacity

/s/ Robert F. Mangano
Robert F. Mangano	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Charles S. Crow, III
Charles S. Crow, III	Chairman of the Board

/s/ John P. Costas
John P. Costas	Director

/s/ William M. Rue
William M. Rue	Director and Corporate Secretary

/s/ Frank E. Walsh, III
Frank E. Walsh, III	Director

/s/ Stephen J. Gilhooly
Stephen J. Gilhooly	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)